UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 27, 2010

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Executive Officer Performance Bonus Plan: Final FY 10 Funding Levels

As previously disclosed by Seagate Technology plc (the “Company”) on its Current Report on Form 8-K filed on July 31, 2009, on July 29, 2009, the Compensation Committee of the Board of Directors (“the Compensation Committee”) of the Company authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for fiscal year 2010 under the Company’s Executive Officer Performance Bonus Plan (EPB). The maximum funding level (the “Original Maximum Funding Level”) under the EPB for fiscal year 2010 was authorized to be approximately 200% of the target funding level (the “Original Target Funding Level”).  Further, as previously disclosed on the Company’s Current Report on Form 8-K filed on October 29, 2009, on October 26, 2009, the Compensation Committee revised the funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for fiscal year 2010 under the EPB.  Specifically, the Original Target Funding Level was reduced substantially (the “Revised Target Funding Level”) and the maximum funding level (the “Revised Maximum Funding Level”) under the EPB for fiscal year 2010 was revised to approximately 135% (reduced from 200%) of the Revised Target Funding Level.

On July 27, 2010, due to improved business results, the Compensation Committee restored the target funding level under the EPB to 100% of the Original Target Funding Level, for achieving target plan performance results.  To help manage compensation costs, however, the maximum funding level was revised to be 101% of the Original Target Funding Level.

Executive Officer Performance Bonus Plan: FY 11 Funding Levels

On July 27, 2010, the Compensation Committee authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for fiscal year 2011 under the EPB.  The maximum funding level under the EPB for fiscal year 2011 is approximately 200% of the target funding level. The funding of the EPB is determined based on the Company’s performance with respect to the following goals for fiscal year 2011: (i) adjusted earnings before interest, taxes and bonus multiplied by a weighted quality multiplier and (ii) an adjusted earnings per share threshold.  The adjusted earnings per share goal must be met in order for there to be any funding of the EPB.  The quality multiplier was added as part of the funding mechanism for fiscal year 2011 because quality is considered to be a critical part of the Company’s overall business performance.

The funded amount is allocated among eligible participants in the EPB based upon their base salary and their target bonus expressed as a percentage of base salary. These fiscal year 2011 target bonus levels, expressed as a percentage of base salary for the company’s senior executive officers (Stephen J. Luczo, Patrick J. O’Malley, Robert W. Whitmore, William D. Mosley and D. Kurt Richarz), who will be included as the Named Executive Officers in the Company’s fiscal year 2010 proxy statement, are shown in the table below.

NAME AND POSITION	Target Bonus (% of FY 2011 Base Salary)

Stephen J. Luczo, Chairman, President and Chief Executive Officer	150
Patrick J. O’Malley, Executive Vice President and Chief Financial Officer	100
Robert W. Whitmore, Executive Vice President and Chief Technology Officer	100
William D. Mosley, Executive Vice President, Sales and Marketing	100
D. Kurt Richarz, Executive Vice President, Sales	100

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Each individual would receive his or her target bonus, subject to discretion of the Compensation Committee to reduce such amounts, in the event that the EPB is funded at the target funding level.  Any bonus awarded to a senior executive officer for fiscal year 2011 shall be subject to the Company’s Compensation Recovery for Fraud or Misconduct Policy, which provides standards for recovering compensation from an executive officer where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such executive officer.

Deed of Indemnity

On July 27, 2010, in connection with the change in the jurisdiction of incorporation of the parent company of Seagate from the Cayman Islands to Ireland, as described more fully in the Current Report on Form 8-K filed by the Company on July 6, 2010  (the “Redomestication”), the Company, as sole shareholder of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman”), approved a form of deed of indemnity (the “Deed of Indemnity”), which provides for the indemnification of the directors and secretary of the Company (the “Indemnitees”) by Seagate-Cayman.  Seagate-Cayman will enter into a Deed of Indemnity with each of the Indemnitees to be effective as of July 3, 2010, the effective date of the Redomestication.

The Deed of Indemnity provides, in relevant part, that Seagate-Cayman will indemnify an Indemnitee to the fullest extent permitted by applicable law for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by such Indemnitee in any action or proceeding, including any action by or in the right of the Company or any of its subsidiaries, arising out of the Indemnitee’s service as a director, officer, employee or agent of the Company or any of its subsidiaries or of any other entity to which the Indemnitee provides services at the Company’s request. However, an Indemnitee shall not be indemnified under the Deed of Indemnity for (i) any fraud or dishonesty in the performance of Indemnitee’s duty to the Company or the applicable subsidiary of the Company or (ii) Indemnitee’s conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of the Company or the applicable subsidiary of the Company, unless and to the extent that, in the case of any action by or in the right of the Company or any of its subsidiaries, the Grand Court of the Cayman Islands or the court in which such action was brought determines in light of all of the circumstances that Indemnitee is fairly and reasonably entitled to indemnification of such expenses as the court shall deem proper.

In addition, the Deed of Indemnity provides that Seagate-Cayman will advance expenses incurred by an Indemnitee in connection with (i) the investigation, settlement or appeal of any action or proceeding against such Indemnitee as to which he or she could be indemnified or (ii) the enforcement of the Deed of Indemnity. The Deed of Indemnity also sets forth the procedures by which indemnification and advancement of expenses will be provided by Seagate-Cayman and provides that any indemnification under the Deed of Indemnity are not exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Association of Seagate-Cayman, any agreement, any vote of the members of Seagate-Cayman, any vote of the members or the Company or any subsidiary, the Companies Law or otherwise.

A copy of the form of Deed of Indemnity is filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The foregoing summary of the Deed of Indemnity is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Deed of Indemnity

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ PATRICK J. O’MALLEY

Name:	Patrick J. O’Malley

Title:	Executive Vice President and Chief Financial Officer

Date: July 29, 2010

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